Exhibit 10.11

A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission pursuant to an application requesting confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Act of 1934, as amended. Certain confidential portions of this Exhibit were omitted and replaced with double asterisks ([**]).

SIXTH AMENDMENT TO THE MANUFACTURING AND SUPPLY AGREEMENT

This Sixth Amendment (the “Amendment”) is effective as of July 1, 2018 to the Manufacturing and Supply Agreement entered into as of August 6, 1997, as amended, by and between Janssen Phamaceutica International, a division of Cilag GmbH International, having a place of business in Gubelstrasse 34, 6300 Zug, Switzerland (“JPI”) and Janssen Pharmaceuticals, Inc. (formerly known as Janssen Pharmaceutica Inc.), a New Jersey corporation, having a place of business at 1125 Trenton-Harbourton Road, Titusville, NJ 08560 (“JANSSEN US”) (JPI and JANSSEN US collectively referred to herein as “JANSSEN”) on the one hand, and Alkermes, Inc. (as successor in interest to Alkermes Controlled Therapeutics Inc. II), a Pennsylvania corporation, having a place of business at 852 Winter St., Waltham, MA 02451 (“ACT II”) on the other hand (the “Agreement”).

All capitalized terms used herein shall have the meaning set forth in the Agreement, as applicable, unless clearly indicated otherwise.

RECITALS:

WHEREAS, ACT II and JANSSEN have entered into the Agreement; and

WHEREAS, ACT II and JANSSEN now wish to amend the Agreement to extend the term of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledges, the parties, intending to be legally bound hereby, agree as follows:

1.	Article 2.11 shall be deleted in its entirety and replaced with new Article 2.11 as follows:

“2.11

The parties hereto agree that during the term of this Agreement, JANSSEN will order and purchase a minimum number of Product during any given calendar year starting on the first commercial launch of the Final Product (the year of first commercial launch to be calculated on a pro rata basis).  Such minimum numbers are expressed in kilograms of bulk Product (excluding for this purpose the vials) and are set forth in Exhibit C attached hereto. In the event that JANSSEN does not achieve the applicable minimum quantity of the Product to be Manufactured during a given calendar year, the parties hereto will in good faith renegotiate an adjusted Manufacturing Fee, duly considering the effect of the shortfall. In the event that the parties agree to an adjusted Manufacturing Fee, the parties will amend Exhibit D to reflect the new fee schedule and amend this Article 2.11 to delete the paragraph immediately below. In the event the parties cannot agree an adjusted Manufacturing Fee, ACT II will be entitled to terminate this Agreement upon giving a one year prior notice. ACT II shall provide such commercially reasonable assistance and other information in order for JANSSEN to manufacture or have manufactured the Product after such one year notice period.

In the event that (i) JANSSEN does not achieve the applicable minimum quantity of the Product during any given calendar year in accordance with the paragraph immediately above, (ii) the parties cannot agree to an adjusted Manufacturing Fee, and (iii) this Agreement has not been terminated by ACT II pursuant to this Article 2.11, then ACT II shall continue to supply, and JANSSEN shall continue to purchase, Product in accordance with the terms of this Agreement until the first to occur of (a) the parties agree on an adjusted Manufacturing Fee in accordance with the paragraph immediately above, (b) either party terminates this Agreement in accordance with such party’s rights hereunder, or (c) expiry of this Agreement under Article 10.1. For clarity, nothing in this last paragraph of this Article 2.11 shall limit ACT II’s right to terminate this Agreement in accordance with the first paragraph of this Article 2.11.”

2.	Article 10.1 shall be deleted in its entirety and replaced with new Article 10.1 as follows:

“10.1	The term of this Agreement shall continue until [**], unless sooner terminated as provided hereafter.”

3.	Article 12.10 shall be deleted in its entirety and replaced with new Article 12.10 as follows:

“12.10Any notice required or permitted to be given under this Agreement shall be mailed by registered or certified air mail, postage prepaid, addressed to the party to be notified at its address stated below, or at such other address as may hereafter be furnished in writing to the notifying party or by telefax to the numbers set forth below or to such changes telefax numbers as may thereafter be furnished.

If to ACT II:

Alkermes, Inc.
852 Winter Street
Waltham, MA 02451
U.S.A.
Telefax: 781-609-5856
Attention: Chief Legal Officer

If to JANSSEN:

JPI PHARMACEUTICA INTERNATIONAL, a division of Cilag GmbH International
Gubelstrasse 34, 6300
Zug, Switzerland
Telefax: +41 58 231 50 51
Attention: General Manager

and

JANSSEN PHARMACEUTICALS, INC.
One Johnson & Johnson Plaza
New Brunswick, NJ 08901
U.S.A.
Telefax: 732-524-6377
Attention: Vice President, Business Development, Neuroscience

With a copy to:

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08901
U.S.A.
Telefax: 732-524-2138
Attn: Chief Intellectual Property Counsel

Any such notice shall be deemed to have been received when it has been delivered in the ordinary course of post or received by telefax.”

4.	Exhibit D to the Agreement shall be deleted in its entirety and replaced with new Exhibit D attached hereto.

5.	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law provisions.

6.

Integration. Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement will continue in full force and effect as provided therein. This Amendment and the Agreement constitute the entire agreement between the parties hereto relating to the subject matter hereof and thereof and supersede all prior and contemporaneous negotiations, agreements, representations, understandings and commitments with respect thereto. In the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control.

[Signature page follows]

IN WITNESS WHEREOF, JPI, Janssen US and ACT II have executed and delivered this Amendment effective as of the date of the last signature below.

JPI PHARMACEUTICA INTERNATIONAL a division of CILAG GmbH INTERNATIONAL		ALKERMES, INC.

By:	/s/ Andrea Ostinelli	By:	/s/ James M. Frates

Name:	Andrea Ostinelli	Name:	James M. Frates

Title:	Senior Finance Director	Title:	CFO

Date:	27 June 2018	Date:	9/24/18

By:	/s/ Martin Hochstrasser	By:	/s/ Michael Landine

Name:	Martin Hochstrasser, Ph D.	Name:	Michael Landine

Title:	Senior Director, Strategic Business	Title:	Senior Vice President
Support, Cilag GmbH International

Date:	27 June 2018

JANSSEN PHARMACEUTICALS INC.

By:	/s/ Courtney Billington

Name:	Courtney Billington

Title:	President Neuroscience

Date:	6/24/2018

Exhibit D

Manufacturing Fee

Amount purchased (vials)		% of Licensed Net Selling Price	Amount purchased (vials)		% of Licensed Net Selling Price
From	To		From	To
0	399,999	24.5%	2,100,000	2,199,999	8.8%
400,000	499,999	19.5%	2,200,000	2,299,999	8.6%
500,000	599,999	16.5%	2,300,000	2,399,999	8.5%
600,000	699,999	14.0%	2,400,000	2,499,999	8.3%
700,000	799,999	12.3%	2,500,000	2,599,999	8.2%
800,000	899,999	12.0%	2,600,000	2,699,999	8.1%
900,000	999,999	11.7%	2,700,000	2,799,999	8.0%
1,000,000	1,099,999	11.4%	2,800,000	2,899,999	7.9%
1,100,000	1,199,999	11.0%	2,900,000	2,999,999	7.8%
1,200,000	1,299,999	10.7%	3,000,000	3,099,999	7.8%
1,300,000	1,399,999	10.4%	3,100,000	3,199,999	7.7%
1,400,000	1,499,999	10.1%	3,200,000	3,299,999	7.7%
1,500,000	1,599,999	9.8%	3,300,000	3,399,999	7.6%
1,600,000	1,699,999	9.7%	3,400,000	3,499,999	7.6%
1,700,000	1,799,999	9.5%	3,500,000	3,599,999	7.5%
1,800,000	1,899,999	9.3%	3,600,000	3,699,999	7.5%
1,900,000	1,999,999	9.2%	3,700,000	3,799,999	7.5%
2,000,000	2,099,999	9.0%	3,800,000	3,899,999	7.5%
			3,900,000	4,000,000	7.5%